UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2023

MGO Global Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41592	87-3929852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SE 17th Street, Suite 121/#460596 Fort Lauderdale, Florida	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On November 17, 2023, Nicole Fenandez-McGovern (“Ms. Fernandez-McGovern”) resigned as a member of the board of directors (the “Board”) and as chairperson of the Audit Committee of the Board of MGO Global Inc., a Delaware corporation ( the “Company”), with such resignation becoming effective November 17, 2023 (the “Separation Date”). Ms. Fernandez-McGovern did not resign from the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with Ms. Fernandez-McGovern’ resignation, on the Separation Date, the Board approved the acceleration of the vesting date of 6,667 restrictive stock units granted to her by revising the vesting date to November 17, 2023. The Board also approved the payment of a prorated cash payment of $7,933 to Ms. Fernandez-McGovern , to be paid on November 17, 2023, in consideration of her services as a Board member, Chairman of the Audit Committee and member of the Compensation Committee for the period beginning October 1, 2023 and ending on the separation date.

Appointment of Director

On November 19, 2023, the Board elected Ping Rawson as a member of the Board. . The Board assessed the independence of Ms. Rawson under the Company’s Corporate Governance Guidelines and the independence standards under Nasdaq rules and has determined that Ms. Rawson is independent. Ms. Rawson will serve as a director until the Company’s 2024 annual meeting of stockholders and until her successor is elected and qualified or until her earlier resignation or removal.

In addition, Ms. Rawson was appointed as Chairperson of the Audit Committee, and as a member of the Nominating and Corporate Governance Committee. Ms. Rawson qualifies as an “audit committee financial expert,” as that term is defined by the U.S. Securities and Exchange Commission.

In connection with her appointment, the Company entered into a director agreement with Ms. Rawson filed hereto as Exhibit 10.1 and a Confidentiality Agreement, filed hereto as Exhibit 10.2..Ms. Rawson is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Rawson and any other persons pursuant to which she was selected as a director. Ms. Rawson will receive an annual retainer of $35,000 paid in quarterly amounts as base Board compensation, an annual retainer of $15,000 paid in quarterly amounts for her position on the Audit Committee and an annual retainer of $4,000 paid in quarterly amounts for joining the Nominating and Corporate Governance Committee. In addition, she was also granted 20,000 restricted stock units which shall vest in equal annual installments over three years on the anniversary of the grant date, subject to her continued service as a Director through each applicable vesting date.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Agreement between MGO Global Inc. and Ping Rawson
10.2	Confidentiality Agreement between MGO Global Inc and Ping Rawson
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2023	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer

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